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                                                                    EXHIBIT 10.5


                                LEASE AGREEMENT
                                ---------------

     THIS LEASE AGREEMENT made and entered into as of the 25th day of November, 1985, by and between Roger G. Little, Trustee of SPI-Trust, under a declaration of trust, dated May 3, 1976, and recorded with Middlesex South District
Registry of Deeds, Book 12970, Page 625, having a mailing address at Patriots Park, Bedford, Massachusetts 01730 (the "Landlord") and Millipore Corporation, a Massachusetts corporation, with an address at 80 Ashby Road, Bedford, Massachusetts 01730 (the "Tenant").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     1.   Lease of Premises.  Subject to all of the provisions herein contained,
          -----------------
and in consideration of the rentals to be paid to Landlord by Tenant, and the other covenants and agreements to be kept and performed by Tenant hereunder, as hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises situated in Bedford, Middlesex County, Massachusetts, located on the Westerly side of Wiggins Avenue, known as Patriots Park, including the real estate bounded and described as set forth in Exhibit A attached hereto and made a part hereof (the "Real Estate"); an existing one story building containing approximately 44,000 square feet (the "Building") and a two story addition containing approximately 100,000 square feet currently under construction (the "Addition" and, collectively with the Real Estate and the Building, the "Premises") to be used by Tenant for any lawful purpose.

     2.   Term.  The term of this Lease Agreement shall be for a period of
          ----
twenty (20) years, beginning, subject to the provisions of Section 3(c), on the 1st day of December, 1985 (the "Commencement Date") and, unless terminated as herein provided, continuing until expiration on the 30th day of November, 2005.

     3.   Completion of Addition; Delayed Commencement.  (a) Landlord agrees to
          -------------------------------------------
proceed diligently with the construction of the Addition in substantial conformity with the plans, drawings and construction specifications (including the indicated revision thereof) listed on Exhibit B hereto and made a part hereof (the "Specifications"). Landlord represents, warrants and covenants that the Addition, when completed: (i) shall conform to the Specifications, except that if specific materials or supplies shall become impractical, substitute materials or supplies of an equivalent quality may be used with the approval of Tenant (which shall not be unreasonably withheld); (ii) shall comply with all licenses and permits issued with respect to the construction; and (iii) will not violate any applicable law or regulation and will conform to all zoning and environmental restrictions or any variances granted with respect thereto. The Landlord agrees that it shall provide exterior landscaping of the Premises, hard

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surface roadway, truck ramps and sewer and utility connections to the Addition of a type and quality consistent with the Addition.

     (b) The Specifications provide that the interior of the Addition will have finished perimeter walls, ceiling tiles, carpeting, bathroom facilities and normal lighting and electrical outlet service (hereinafter the "Basic Finish Work"). Landlord agrees to allow Tenant to make modifications in the Basic Finish Work to the extent that such modifications will not cause an increase in the aggregate cost of the Basic Finish Work (hereinafter the "Finish Allowance"). Tenant agrees to use its best efforts to specify any such modifications with reasonable advance notice so as to enable efficient use of contracting resources. In the event that Tenant desires to make modifications the cost of which will exceed the Finish Allowance, Landlord agrees to make such modifications and Tenant agrees to bear the cost of such modifications to the extent they exceed the Finish Allowance. Landlord and Tenant agree to cooperate in design and performance of finish work for the Addition and to use their best efforts to coordinate their respective activities to achieve efficiency and to eliminate duplication of effort.

     (c) In the event that Tenant is unable to begin occupancy of the Premises on December 1, 1985 because the construction of the Addition has not been substantially completed in its entirety or because Landlord is unable to deliver possession of the entire Premises for any other reason, then the Commencement Date and thus the commencement of the lease term and of Tenant's obligation to pay rent and to fulfill its other obligations hereunder shall be delayed until such time as the construction of the Addition has been completed and the Landlord is able to deliver possession of the Premises. The delay of the Commencement Date as herein provided shall in no way impair the effectiveness or continuance of this Lease Agreement and Landlord shall not be liable to Tenant or to any third party for any damages or losses resulting from such delay. Acceptance of possession of the Premises by Tenant shall be deemed to be acceptance of the Building and the Addition in their condition at the time thereof and acknowledgement that the Addition complies with the provisions of
Section 3(a).

     4.  Rent. For the use and occupancy of the Premises Tenant hereby covenants
         ----
and agrees to pay to or for the account of Landlord as rental ("Rental), without deduction or offset, the following amounts:

     (a) An annual fixed rental calculated at the rate of $8.50 per square foot of the Building and the Addition, being One Million Two Hundred Twenty-Five Thousand Nine Hundred Fifty-Five and No/100 Dollars ($1,225,955.00) per year (hereinafter the "Base Rental"), due and payable in advance in monthly installments of One Hundred Two Thousand One Hundred Sixty Two and 92/100 Dollars ($102,162.92) at Landlord's business premises located at Patriots Park, Bedford, Massachusetts, on the first


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day of each and every calendar month during the term of this Lease Agreement; a prorated and proportional rent shall be due for any periods of less than a calendar month at the commencement and expiration of the lease term, all without set off or deduction except as may be required by law in order to preserve any claim of Tenant thereto.

     (b) All real estate taxes, or taxes in the nature of real estate taxes, or taxes assessed in lieu of or in addition thereto (except income taxes of general application, inheritance, estate or like taxes) including special and general assessments, however the same may be designated, levied or to be levied by any taxing authority upon the Premises throughout the entire term of this Lease Agreement; the same shall be paid by Tenant directly to such taxing authority upon presentation of the tax bill by Landlord but in no event later than fifteen (15) days prior to the last date upon which such taxes may be paid without interest or penalty. If the first or last year of the term of this Lease Agreement shall not be co-extensive with the tax year the amount of taxes payable by Tenant hereunder for such years shall be prorated in proportion to the period of effectiveness of the Lease Agreement during such years. Tax receipts shall be furnished to Landlord by Tenant from time to time upon request to show Tenant's compliance herewith on a current basis. If requested by any first mortgagee of the Premises, Tenant agrees to instead make monthly deposits to such mortgagee on account of such taxes in an amount reasonably estimated to be sufficient to pay such taxes when they become due, provided that such deposits are maintained in a separate account and any interest payable with respect thereto shall be payable to Tenant.

     (c) All costs of electricity, gas, fuel, water and sewage assessed against the Premises.

     (d) All other costs and expenses of every kind with respect to operation, maintenance and repair of the Premises (excepting those undertaken by Landlord pursuant to Section 8(d).

     5. Cost of Living Adjustment. In the event that as of any anniversary of
        -------------------------
the Commencement Date (an "Anniversary Date") there shall have been an increase in the CPI over the last Anniversary Date, the fixed rental payable pursuant to
Section 4(a) for the succeeding year shall be subject to adjustment as herein provided. The amount of such adjusted fixed rental shall be equal to the sum of:
(i) the Base Rental; plus (ii) the Base Rental multiplied time the Adjustment Percentage. In no event shall the adjusted fixed rental calculated hereunder be less than the rental payable during the preceding year. As used herein: the term "Base Rental" shall mean an annual rental of $1,225,955; the term "CPI" shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers for Boston, Published by the United States Department of Labor, Bureau of Labor Statistics, using 1967 as base 100 (or any other index which supercedes such index); the term "Adjustment Percentage" shall mean the

                                       3

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percentage derived from a ratio having as its denominator Y and as its numerator the difference between X and Y where X is the monthly index number last established under the CPI prior to the Anniversary Date in question and Y is the monthly index number last established under the CPI prior to the Commencement Date.


     6.   Net Lease. It is the intention of the parties hereto that this is a
          ---------
net lease and that all costs of ownership, maintenance and use of the Premises shall be paid by Tenant in addition to the fixed rent specified above and other sums payable by Tenant hereunder (each of which shall be treated as Rental, for non-payment of which Landlord shall have all rights which Landlord would have for non-payment of fixed rent hereunder), provided, however, that Landlord
                                          --------  -------
shall be responsible for maintenance and repair of structural portions of the Building and the Addition in accordance with Section 8(d) hereof. Tenant shall pay to or on behalf of Landlord, through the term of this Lease Agreement, the rent and other payments hereunder, free of any charges, assessments, impositions or deductions of any kind, all of which Tenant shall pay or discharge, without abatement, deduction or set off, and Landlord shall not be required to make any payment of any kind whatsoever hereunder (whether due to circumstances now existing or beyond present contemplation of the parties), except as herein otherwise set forth. The rights of the parties in the event of a casualty to the Premises shall be governed by Section 15 hereto.

     7.   Tenant's Covenants. Tenant further covenants and agrees as follows:
          ------------------

     (a) To maintain the Premises including the doors and windows thereof in good repair, condition and order in accordance with good maintenance practices; and to yield peaceable possession to Landlord of the Premises at termination or expiration of this Lease Agreement free of all tenants and occupants in as good repair and condition as at occupancy by Tenant or may be put thereafter except for ordinary wear and tear, obsolescence, and damage caused by fire (unless caused by Tenant's negligence or default and not insured against or required to be insured against hereunder) or the elements.

     (b) To comply fully with any applicable statutes, ordinances, and lawful regulations, rules or orders pertaining to the Premises and to the activities conducted thereon, to comply with all applicable rules or conditions reasonably imposed with respect to the Premises by any insurance carrier, and to prevent the existence of any nuisance, or the violation of any statute, ordinance or valid rule, order or regulation with respect thereto and to save Landlord harmless from any failure to do so.

     (c) To keep the Building and the Addition insured to the extent of building replacement costs, against loss or damage by fire, windstorm, hail, explosion and the other risks included in extended coverage policies from time to time, subject, however to

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

a "deductible" clause in the amount of $50,000 or such other amount as Tenant shall reasonably request and Landlord shall approve, which approval shall not be unreasonably withheld or delayed; all of such policies shall name as insured Landlord, any first mortgagee of the Premises and Tenant, as their respective interests may appear and shall provide that they may not be cancelled without at least fifteen (15) days' prior written notice to Landlord (provided, that such additional notice does not result in the imposition of additional premiums or charges by such insurer). Tenant agrees to furnish Landlord with a certificate by the insurer as to the existence thereof, together with a copy of such policy. Tenant may procure such insurance under a so-called blanket policy insuring other locations of the Tenant, provided however, that such policy shall provide on its face that such portion of the face amount as is required by this Lease Agreement is payable with respect to covered loss relating to the Premises and is not affected by losses on other premises.

     (d) To the fullest extent permitted by law, to indemnify Landlord fully against and to save Landlord harmless from loss, liability, costs, expense, attorney's fees and court costs, arising directly or indirectly from any claim or lawsuit by any person, firm, corporation, association or governmental agency or authority whomsoever, including (but not limited to) Tenant's officers, agents, employees or invitees, for damages assertedly sustained to person or property by reason of any activity conducted by Tenant upon the Premises, or of any breach by Tenant, its officers, agents, employees, or invitees of the terms, provisions and conditions of this Lease Agreement, or occurring upon the Premises or areas controlled by the Tenant by reason of the conduct of the Tenant, its officers, agents, employees and invitees, regardless of the merit or lack of merit of any such claim or lawsuit, of the fault or lack of fault on the part of Landlord and regardless of the amount of insurance carried; and further, to procure and keep in force, at Tenant's sole expense, public liability insurance covering the Premises, with minimum limits of at least $5,000,000.00 for the death of or bodily injury to any one person, and $5,000,000.00 for the death of or bodily injury to any number of persons resulting from the same event, and of $1,250,000.00 for property damage naming Landlord, any first mortgagee of the Premises and Tenant as insureds, as their respective interests may appear, provided that if greater coverage limits are normally carried under similar circumstances, Tenant agrees to increase such coverage limits appropriately.

     (e) To use its best efforts to prevent the filing or imposition of any lien of any kind whatsoever upon or against the Premises based upon or arising out of Tenant's actions, except by Landlord or with Landlord's prior written consent and in the event of the filing or imposition of any such lien, to discharge same or to obtain a surety bond sufficient to discharge same within 30 days following the date of any such filing or imposition.

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     (f) To permit Landlord to enter the Premises during normal business hours and, subject to Tenants's reasonable security and confidentiality requirements, where such entry will not unreasonably disturb or interfere with Tenant's use of the Premises and the operation of Tenant's business, to examine, inspect, provide services or make repairs, replacements, changes or alterations as set out in this Lease Agreement, and to take such steps as Landlord may reasonably deem necessary for the safety, improvement or preservation of the Premises. Landlord shall give reasonable notice to Tenant prior to any such entry, except in the case of an emergency, but no such entry shall constitute an eviction or entitle Tenant to any abatement of Rental.

     (g) In the event that Tenant shall fail to perform any act required by the foregoing covenants and such failure shall continue for a period of 30 days after notice thereof from Landlord, Landlord may (but shall not be obligated to do so) perform such act without waiving or releasing Tenant from any of its obligations with respect thereto. Except for the performance of an act required of Tenant's subleasee, Spire Corporation, Landlord shall be entitled to recover from Tenant all sums paid or costs incurred in performing such acts on demand.

     8.  Landlord's Covenants. The Landlord hereby represents, warrants,
         --------------------
covenants and agrees as follows:

     (a) That Landlord has good and marketable title to the Premises, free and clear of all liens and encumbrances; as of the date hereof, title to the Premises is adequately insured with a reputable title insurance company under a policy in form and amount acceptable to Tenant and Landlord has full right and authority to lease the Premises and to carry out its obligation under this Lease Agreement.

     (b) To the best of Landlord's knowledge, the Premises may be used for warehouse, office, research and development and manufacturing purposes under all applicable zoning, wetlands, conservation and other ordinances and regulations; Landlord knows of no reason why an occupancy permit will not be issued with respect to Tenant's use of the Building and the Addition.

     (c) To agree to release Spire Corporation from its obligations under a lease agreement, dated February 1, 1983, as amended by instrument, dated September 20, 1983, as of the Commencement Date so that Spire Corporation shall be free to enter into the sublease contemplated by Section 9 with Tenant.

     (d) To maintain all structural portions of the Premises including foundations, roofs, exterior walls, structural members and other supporting structures, in good repair, condition and order; provided, however, that Landlord's responsibility for repair and maintenance of roofs shall exclude responsibility for

                                       6
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repair of (i) leaks occurring by reason of roof penetrating structures installed or constructed by Tenant after the Commencement Date; and (ii) isolated minor leaks properly repaired by simple patching procedures (as opposed to a leak or series of leaks which properly require replacement or restoration of all or any portion of a roof), provided, further, that Landlord shall be obligated to make any repairs required by reason of the negligence or default of Tenant, its officers, agents, employees and invitees except to the extent that Landlord shall be insured against the same and received the proceeds of such insurance and Landlord's mortgagees shall not retain the proceeds of such insurance. To install separate meters to measure usage of utility services for the space to be occupied by Spire Corporation and for the balance of the Premises.

     (e) To give Tenant prompt notice of the name and mailing address of any mortgagee or holder of a first mortgage lien with respect to the Premises and of any change therein.

     9.  Subletting. Coincident with this Lease Agreement Tenant is entering
         ----------
into a sublease agreement with Spire Corporation, an affiliate of Landlord, covering the Building and a portion of the Addition. In addition, subject to all of the provisions of this Lease Agreement, all or any portion of the remaining part of the Premises may be sublet by Tenant; but Tenant shall have no right to assign this Lease Agreement nor any of its rights hereunder (other than assignment to an entity controlling, controlled by or under common control with Tenant or pursuant to the sale of the entire business and assets of the division of Tenant occupying the Premises provided, however, that without the consent of Landlord no such assignment shall relieve Tenant of liability hereunder), nor may same be assigned or pass to another by operation of law, and any attempt to so assign, without the express prior consent of Landlord, shall be utterly void. Tenant agrees that it shall in no event sublease to a direct or indirect competitor of Spire Corporation or to any other unsuitable or objectionable party; Tenant further agrees to promptly provide Landlord with the name and address of the sublessee and a description of the terms of the sublease arrangement. Tenant shall, however, be entitled to retain any premium over the Rental provided hereunder which it receives under any such sublease.

     10. Signs. Tenant shall be entitled to erect reasonable ground and building
         -----
signs, subject to approval of Landlord, which shall not be unreasonably withheld. All signs installed by Tenant shall comply with all requirements of appropriate governmental authorities, and all necessary permits or licenses shall be obtained by Tenant. Tenant shall maintain all signs in good condition and repair at all times, and shall save Landlord harmless form injury to person or property, arising from the erection and maintenance of said signs. Upon vacating the Premises, Tenant shall remove all signs and repair all damage caused by such removal.

                                       7

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     11.  Alterations and Improvements by Tenant. (a) Tenant shall have the
          --------------------------------------
right during the continuance of this Lease Agreement to make such alterations, changes and improvements to the Premises as may be proper and necessary for the conduct of Tenant's business and for the full beneficial use of the Premises. Tenant shall not make any structural change in the Premises without first having obtained Landlord's written consent thereto, without limitation Landlord may condition any such consent by reserving the right to require the Premises to be restored to the same condition they were in prior to the making of any such structural change. Tenant shall pay all cost and expenses of such alterations, changes, and improvements, shall make the same in a good and workmanlike manner, and in accordance with all applicable laws, codes, and building regulations, and shall, prior to the making of such alterations, changes, and improvements, assure Landlord, in form satisfactory to Landlord, that payment for the same will be made by Tenant. Tenant hereby completely and fully indemnifies Landlord against any Mechanic's Liens or other liens or claims in connection with the making of such alterations, changes and improvements. Any liens arising out of such alterations, changes, and improvements shall be discharged of record by Tenant within thirty (30) days after the same have been filed. Tenant shall pay any and all taxes relating to its personal property, business, or improvements and alterations constructed as provided in this Section 11.

     (b) Except as otherwise provided, all signs, furnishings, trade fixtures and other removable equipment installed in the Premises by Tenant and paid for by Tenant shall remain the property of Tenant and shall be removed by Tenant upon the termination of this Lease Agreement provided that any of such as are affixed to the Premises and require severance shall be removed at Tenant's cost, and Tenant shall immediately repair any damage caused by such removal.

     12.  Waiver of Subrogation. Each of Landlord and Tenant hereby releases the
          ---------------------
other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured or required to be insured against in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, including any sub-tenants or other occupants of the Premises; provided, however, that this release shall be applicable and in force and effect only to the extent that such release shall be lawful at that time and in any event only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of Landlord and Tenant agrees that it will request its insurance carriers to include in its

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policies such a clause or endorsement.  If extra cost shall be charged therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so. If such other party fails to pay such extra cost, the release provisions of this paragraph shall be inoperative against such other party to the extent necessary to avoid invalidation of such releasor's insurance.

     13.   Subordination.  (a)  Tenant, upon demand by Landlord, agrees to give
           -------------
a waiver of priority of Tenant's lien arising by virtue of the within leasehold estate, thereby subordinating Tenant's lien in favor of any mortgage loan, any mortgage lien, or any refinancing or replacing of a mortgage loan that Landlord may determine necessary or desirable from time to time, which election may be changed from time to time. Tenant agrees to execute such instruments as may be required by any such lending institution or prospective first mortgagee in order to effectuate such waiver of priority and subordination of Tenant's lien and such certificates as to the status of this Lease Agreement and other matters as such mortgagees shall reasonably require. Tenant shall be bound by and observe all conditions of said mortgage which shall require the giving of reports and copies of notices to any such mortgagees, as well as those which afford such mortgagees the opportunity to cure any default of Landlord hereunder and, subject to paragraph (b) below, to take possession of the Premises without liability for any default of the Landlord occurring prior thereto or which cannot reasonably be cured by such mortgagee not be subject to any offset or defenses on account thereof nor bound by any prepayment of rent beyond the then current period. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust, Tenant shall attorn to the purchaser in any such foreclosure or sale and recognize such purchaser as landlord under this Lease Agreement.

     (b) Upon the request of Tenant, Landlord shall procure from any such lending institution or mortgagee an agreement in writing, which shall be delivered to Tenant, providing in substance that so long as Tenant shall faithfully discharge the obligations on its part to be kept and performed under the terms of this Lease Agreement, Tenant's tenancy will not be disturbed nor this Lease Agreement affected by any default under such mortgage, and Tenant agrees that this Lease Agreement shall remain in full force and effect even though default in the mortgage may occur.

     14.   Limitation of Landlord Liability.  (a)  If Landlord shall fail to
           --------------------------------
perform any covenant, term or condition of this Lease Agreement upon Landlord's part to be performed and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgement shall be satisfied only out of the interest of Landlord in the Premises or mortgage proceeds therefrom and Landlord shall not be liable for any deficiency. It is understood and agreed that in no event shall Tenant have

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any right to levy execution against any property of Landlord other than its interest in the Premises as hereinbefore expressly provided. Upon receipt of notice to do so from any first mortgagee of the Premises, Tenant agrees to give written notice to such mortgagee in the event of any default hereunder by Landlord. Nothing herein contained shall be deemed to in any way limit or restrict Tenant's right to obtain specific performance or other injunctive or equitable relief with respect to the performance by Landlord of its covenants set forth in Sections 19 and 20 hereof.

     (b) To the fullest extent permitted by law, Tenant hereby agrees that Landlord shall not be liable for any claim for damage to person or property sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in, about, or upon the Premises unless due to the fault or negligence of Landlord and Landlord's failure to make such repairs as it is obligated to make within a reasonable period after notice from Tenant of the need for such repairs. Said waiver shall include claims for unforeseen acts or events resulting in damage or injury to person or property sustained by Tenant or any person claiming through Tenant.

     (c) Subject to Landlord's compliance with its obligations under Sections 19 and 20, the sale, conveyance or assignment of the Premises shall operate to release Landlord from liability, from and after the effective date thereof, upon all of the covenants, terms and conditions of this Lease Agreement, express or implied, except as such may relate to the period prior to such effective date, and Tenant shall with respect to claims arising thereafter look solely to Landlord's successor in interest in and to this Lease Agreement. This Lease Agreement shall not be affected by any such sale, conveyance or assignment, and Tenant shall attorn to Landlord's successor in interest thereunder.

     (d) Landlord shall not be deemed to be in default of its obligations under this Lease Agreement unless Landlord or any mortgagee of which Tenant has been given notice pursuant to Section 8(e) shall have received notice thereof and such default shall continue uncured for a period of thirty (30) days following receipt of such notice. No performance by any such mortgagee of Landlord's obligations or exercise of its rights, undertaken in a commercially reasonable manner, shall subject such mortgage to any liability under this Lease Agreement.

     15.  Casualty to Premises. (a) If, during the term hereof, the Premises
          --------------------
shall be destroyed or so damaged by fire or other casualty as to be unfit, in whole or in part, for occupancy and such destruction or damage can reasonably be repaired to substantially the same form and condition and with substantially the same materials as before such destruction or damage, within nine (9) months following the date thereof, then Tenant shall not be entitled to surrender possession of the Premises nor shall

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

Tenant's liability to pay rent under this Lease Agreement cease without the mutual consent of the parties hereto. In the event of any such destruction or injury, Landlord shall repair the same with all reasonable speed and shall complete such repairs within nine (9) months from the date of such damage or destruction. If during such period Tenant shall be deprived of the use of all or any portion of the Premises, a proportionate allowance shall be made to Tenant from the Rental corresponding to the time during which and to the portion of the Premises of which Tenant shall be so deprived.

     (b) If such destruction or injury cannot reasonably be repaired to such former condition within nine (9) months from the date of such destruction or damage, Landlord shall notify Tenant within sixty (60) days after the happening of such destruction or damage whether or not Landlord will repair or rebuild. If Landlord shall elect to repair or rebuild, Landlord shall specify the time within which such repairs or reconstruction will be completed, and Tenant shall have the option, exercisable within thirty (30) days after the receipt of such notice, to elect either to terminate this Lease Agreement and any further liability hereunder or to extend the term of the Lease Agreement (at the rental in effect immediately preceding expiration of the normal term hereof) by a period of time equivalent to the time from the happening of such destruction or injury until the Premises are restored to such former condition. In the event Tenant elects to extend the term of the Lease Agreement, Landlord shall restore the Premises to such former condition within the time specified in such notice, and Tenant shall not be liable to pay Rental for the period from the time of such destruction or injury until the Premises are so restored to such former condition.

     (c) In the event that Landlord does not elect to repair or rebuild the Premises pursuant to paragraph (b) above, then Tenant may at its option: (i) terminate this Lease Agreement and any further liability hereunder; or (ii) continue this Lease Agreement with the Rental adjusted to reflect the diminution in the value of the Premises effected by such destruction or damage, effective as of the date of such destruction or damage after such reconstruction. If Tenant determines to continue this Lease Agreement pursuant to this paragraph
(c) then Tenant shall be entitled, at its cost and expense, to repair or rebuild, in which event the purchase price for the Premises payable pursuant to the right of first refusal granted by Section 19 hereof and the option to purchase granted by Section 20 hereof, shall be adjusted to give Tenant appropriate credit for the value added by the repair or reconstruction performed by Tenant. Reconstruction shall be at least equal in quality to the original construction of the building and shall, to the extent practical, be wholly consistent in design and materials therewith. It shall be undertaken only in full compliance with law after all permits and approvals have been obtained. It shall be further undertaken only after plans and specifications therefor have been approved

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

by Landlord, which approval shall not be unreasonably withheld or delayed.

     (d) In the event of any such destruction or damage, Tenant shall be entitled to reduction or abatement of Rental only as provided in this Section 15; Tenant shall not be entitled to any reduction or abatement in Rental hereunder if any such damage or destruction is caused by an act or omission of Tenant, its officers, agents, employees or invitees except to the extent that Landlord shall be insured against same and receive to the proceeds of such insurance. Landlord shall have no liability to Tenant by reason of any injury to or interference with Tenant's business or property arising from any such destruction or damage unless caused by an act or omission of Landlord.
Landlord shall in no event be liable for any such injury or interference resulting from the making of any repairs to the Premises undertaken by Landlord in good faith.

     16.  Condemnation.  (a) In the event that the entire Premises shall be
          ------------
taken by condemnation or right of eminent domain, this Lease Agreement shall terminate as of the day possession shall be taken by the taking authority, and Landlord and Tenant shall be released from any further liability hereunder thereafter accruing.

     (b) In the event that only a portion of the Premises shall be taken by condemnation or right of eminent domain and the portion so taken renders the balance unsuitable for the purpose of this Lease Agreement, the Tenant may, its option, elect to terminate this Lease Agreement effective as of the day possession shall be taken, provided thirty (30) days notice of such termination is given. If, in such case, this Lease Agreement is not terminated, Landlord may, at its option restore the Premises with reasonable speed to an architectural unit as nearly like its condition prior to such taking as shall be practicable, and if during and/or after the work of restoration, Tenant is deprived of the use of all or a part of the Premises, an appropriate reduction of Rental, depending upon the time during which and the portion of said
Premises of which Tenant is so deprived, shall be granted. In the event Landlord elects not to so restore the Premises, then Tenant may at its option:
(i) terminate this lease Agreement and any further liability hereunder; or (ii) continue this Lease Agreement with the Rental adjusted to appropriately reflect the diminution in value of the premises effected by such taking, effective as of the date thereof. If Tenant elects to continue this Lease Agreement then Tenant may, at its own cost and expense, so restore the Premises, in which event the purchase price for the Premises payable pursuant to the right of first refusal granted by Section 19 hereof and the option to purchase granted by Section 20 hereof shall be adjusted to give Tenant appropriate credit for the value added to the Premises by the restoration performed by Tenant and to reflect the diminution in value effected by such taking.

     (c) All damages awarded in connection with the taking of the Premises, whether allowed as compensation for diminution in value to the leasehold or to the fee of the Premises, shall belong to the Landlord. Notwithstanding the foregoing, Tenant shall be entitled to make a separate claim for damage to merchandise and movable trade fixtures, and removal, re-installation, and moving expenses, provided it does not reduce the award payable to Landlord.


     17.  Default.  (a) If: (i) there be default in payment of any Rental which
          -------
shall continue for a period of ten (10) days following receipt by Tenant of notice thereof from Landlord; or (ii) there shall be default in any other of Tenant's obligations hereunder or if the Premises be abandoned or vacated by Tenant, and if such default or condition shall continue for a period of thirty
(30) days following receipt by Tenant of notice from Landlord to make good such default or correct such condition; or (iii) any proceedings under the present or any future Bankruptcy Act be instituted by or against Tenant, or any receiver or trustee be appointed for or ordered to dispose of Tenant's business or property, or if Tenant makes any assignment or conveyance for benefit of creditors and if any such proceeding instituted against Tenant shall not be dismissed within 20 days following the date of such institution; then, in such event Landlord shall have the right, immediately or at any time thereafter, to enter upon the Premises in the name of the whole and repossess the same as of its former estate and expel Tenant and all those claiming by, through or under it, and remove their goods and effects (forcibly if necessary) and store the same of behalf of Tenant without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or other default hereunder and upon entry as aforesaid this Lease Agreement shall be terminated. Landlord, at its election, may effect such termination by written notice to Tenant to that effect, which shall have the same force as an entry for breach as provided in this Section. In case of such termination, Landlord shall become entitled to receive from Tenant, and Tenant shall pay to Landlord on demand, as initial liquidated damages, a sum equal to the amount by which the sum of the rent and other payments called for hereunder for the remainder of the term exceeds the fair rental value of he Premises for the remainder of the term. Further, Tenant shall, on demand of Landlord, from time to time indemnify Landlord against all loss of rent, other payments and damages, however caused, which it may incur by reason of such termination during the remainder of the term, first giving credit to any payments made by Tenant to Landlord on account of initial liquidated damages as aforesaid. In computing such damages there shall be added such reasonable expenses as Landlord may incur in connection with such termination and/or reletting, such as legal expenses, brokerage, expenses for keeping the Premises in good order and for preparing the same for reletting and expenses and/or decorations in the Premises as may be necessary for the purpose of reletting. Landlord shall also have the right to pursue such other rights and remedies as may be allowed at law or equity against Tenant, and any and all other parties who may be liable. All such remedies shall be cumulative. Provided, however, if any such default be under clause (ii) above and it would not take more than thirty (30) days to cure the same, Landlord shall not forfeit the lease created hereby, enter upon the Premises or exercise any of the other remedies herein provided for such default if Tenant begins the cure thereof within such period and pursues same with reasonable due diligence to completion.

     (b) It is recognized that the primary sublessee of a portion of the Premises shall be Spire Corporation, an affiliate of Landlord under a sublease agreement of even date containing substantially identical covenants by Spire as sublessee as those assumed hereunder by Tenant. Accordingly, in the event of a breach of any covenant or other default hereunder by Tenant to the extent that the act or omission giving rise to such breach or default arises out of a breach or default under the sublease by Spire Corporation at a time when any Trustee or beneficiary of Landlord is an officer, director or the direct or indirect holder of more than 5% of the outstanding voting shares of said Spire Corporation (hereinafter "Affiliated") then the provisions of this Section 17(b) shall govern the rights of the parties with respect to such default. (1) The grace periods specified in Section 17(a)(i) with respect to a default in payment of rent shall be extended to forty-five (45) days following receipt of notice; and the grace period specified in Section 17(a)(ii) and (iii) for default in any other of Tenant's obligations shall be extended to one hundred and twenty (120) days following receipt of notice. (2) In the event of any such default continuing uncured beyond the applicable foregoing grace period, then the Landlord shall be entitled, in lieu of the remedies provided in Section 17(a), to exercise the following remedies: To declare this Lease Agreement terminated with respect only to the portion of the Premises occupied by Spire Corporation (the "Spire Space") and enter upon and repossess the Spire Space free of the lease created hereby; or Landlord may, at Landlord's option, enter upon and repossess the Spire Space, as aforesaid, and, as agent of Tenant, relet the same for the balance of the term of this Lease Agreement, or for a shorter or a longer term, and may receive the rents therefor, applying the same, first to the payment of the expense of such reletting (including legal and brokerage fees and cost of preparing the Premises for releasing) and then to the payment of rent due and to become due under this Lease Agreement, Tenant remaining liable for an agreeing hereby to pay Landlord any deficiency. Provided, however, if any such default be other than for nonpayment of money and it would take more than one hundred twenty (120) days to cure the same, Landlord shall not forfeit the lease created hereby or enter upon the Spire Space for such default if Tenant begins the cure thereof within such period and pursues same with reasonable due diligence to completion.

     (c)  In the event that Tenant shall be in default under the provisions of
Section 17(a) by reason of a breach or default by Spire Corporation of its obligations under its sublease with Tenant at a time when Spire Corporation is not Affiliated with Landlord, then the provisions of this Section 17(c) shall
---
govern the rights of the parties with respect to such default. (1) The grace periods specified in Section 17(a)(i) with respect to a default in payment of rent shall be extended to thirty (30) days following receipt of notice; and the grace period specified in Section 17(a)(ii) and (iii) for default in any other of Tenant's obligations shall be extended to ninety (90) days following receipt of notice. (2) In the event of any such default continuing uncured beyond the applicable foregoing grace period, then the Landlord shall be entitled, in lieu of the remedies provided in Section 17(a), to exercise the following remedies:
To declare this Lease Agreement terminated with respect only to the portion of the Premises occupied by Spire Corporation (the "Spire Space") and enter upon and repossess the Spire Space free of the lease created hereby; or Landlord may, at Landlord's option enter upon and repossess the Spire Space, as aforesaid, and, as agent of Tenant, relet the same for the balance of the term of this Lease Agreement, or for a shorter or a longer term, and may receive the rents therefor, applying the same, first to the payment of the expense of such reletting (including legal and brokerage fees and the cost of preparing the Premises for releasing) and then to the payment of rent due and to become due under this Lease Agreement, Tenant remaining liable for and agreeing hereby to pay Landlord any deficiency. Provided, however, if any such default be other than for nonpayment of money and it would take more than ninety (90) days to cure the same, Landlord shall not forfeit the lease created hereby or enter upon the Spire Space for such default if Tenant begins the cure thereof within such period and pursues same with reasonable due diligence to completion.

     18.  Quiet Enjoyment.  The Landlord covenants and agrees with Tenant that
          ---------------
as long as the Tenant keeps and performs all of the covenants and conditions to be performed by Tenant hereunder, during the term of this Lease Agreement Tenant shall have quiet and undisturbed and continued possession of the Premises, free from any claims against the Landlord and all persons claiming under, by or through the Landlord.

     19.  Right of First Refusal to Purchase.  In the event that during the term
          ----------------------------------
of this Lease Agreement or any extension hereof, the Landlord elects to sell all or any portion of the Premises or any interest therein, Tenant shall have the right of first refusal to meet any bona fide offer of sale on the same terms and conditions as such offer. The Landlord shall give Tenant notice of all of the terms and conditions thereof and Tenant shall have thirty (30) days thereafter to exercise its right of first refusal. Tenant shall have a period of one year following its exercise of its right of first refusal to consummate the purchase of the Premises (or the portion thereof covered by any such offer) at the specified purchase price plus interest calculated from the date of such exercise to the date of consummation of the purchase. Interest hereunder shall be calculated at the 90 day U.S. Treasury Bill rate in effect on the date Tenant exercises its right of first refusal, less all amounts of Base Rental paid during such period. Should Tenant elect not to exercise its right of first refusal hereunder, the Landlord shall have sixty (60) days thereafter to consummate the sale to third parties upon substantially identical terms and conditions specified in said notice. Any variation of said terms and conditions shall require a re-submission of the offer to Tenant under this right of first refusal. Tenant's failure to exercise this right or its waiver thereof with respect to any proposed transaction shall not constitute a waiver of the right of first refusal created herein with respect to any subsequent transaction by the named Landlord.

      20.   Option to Purchase. Landlord hereby grants Tenant the right and
            ------------------
option to purchase the Premises from the named Landlord in accordance with the terms and conditions of this Section 20. The option to purchase granted hereunder shall take effect June 1, 2005 and shall expire at midnight November 30, 2005. The option may be exercised at any time during such period by notice to Landlord stating Tenant's intention to exercise such option, delivered or mailed by certified mail, return receipt requested, to Landlord's address herein provided. The purchase price for the Premises shall be fair market value at the time of exercise computed as if the Premises were vacant and not subject to this Lease Agreement. It Tenant and Landlord cannot agree on fair market value, it shall be determined by a panel of three appraisers, one selected by Landlord, one selected by Tenant and the third chosen by the two appraisers so selected. Each such appraiser shall have at least ten years of experience in valuing commercial property of the nature of the Premises. If the panel of appraisers cannot agree on a fair market value for the Premises, the value shall be established from the three fair market values placed upon the Premises in good faith by each of the appraisers as follows: (i) if any individual value is greater or less than the middle valuation by more than 20%, such valuation shall be adjusted so that it is greater or less than such middle valuation by 20%; and
(ii) the fair market value shall be established by averaging the values after any such adjustment. If the Tenant shall fail to exercise the option within the period herein provided, it shall expire and be of no further effect.

      21.   Option to Sell.  Tenant hereby grants Landlord the right and option
            --------------
to sell the entire Premises to Tenant in accordance with the terms and conditions of this Section 21. The option to sell granted hereunder shall take effect on the

Commencement Date and shall expire at midnight November 30, 2005. The option to sell may be exercised at any time during such period by notice to Tenant stating Landlord's intention to exercise such option, delivered or mailed by certified mail, return receipt requested, to Tenant's address herein provided. Tenant shall have a period of one year following receipt of notice from Landlord of its exercise of such option to consummate the purchase of the Premises at the purchase price provided herein plus interest calculated from the date of receipt of such notice to the date of consumation of such purchase. Interest hereunder shall be calculated at the 90 day U.S. Treasury Bill rate in effect on the date Tenant receives notice of Landlord's exercise of its option hereunder less all amounts of Base Rental paid during such period. The purchase price for the Premises shall be ninety percent (90%) of fair market value at the time of exercise, computed as if the Premises were vacant and not subject to this Lease Agreement. If Tenant and Landlord cannot agree on fair market value, it shall be determined by a panel of three appraisers, one selected by Landlord, one selected by Tenant and the third chosen by the two appraisers so selected. Each such appraiser shall have at least ten years of experience in valuing commercial property of the nature of the Premises. If the panel of appraisers cannot agree on a fair market value for the Premises, the value shall be established from the three fair market values placed upon the Premises in good faith by each of the appraisers as follows: (i) if an individual value is greater or less than the middle valuation by more than 20%, such valuation shall be adjusted so that it is greater or less than such middle valuation by 20%; and (ii) the fair market value shall be established by averaging the values after any such adjustment. If the Landlord shall fail to exercise the option within the period herein provided, it shall be expire and be of no further effect.

     22.  Cooperation of Landlord. Landlord hereby agrees to cooperate with
           ----------------------
Tenants efforts to: (i) obtain permission from appropriate state and local authorities to construct a roadway connecting Tenant's abutting property to the Premises; (ii) obtain approvals for utility connections which Tenant or its subleases may require; and (iii) erect and maintain adequate security fences and structures around the Premises.

     23.  Arbitration. If any controversy shall arise relating to the provisions
          -----------
of this Lease Agreement or the tenancy or other rights created hereby, and such dispute shall not be resolved by the parties within fifteen (15) days after either party shall notify the other in writing of its desire to arbitrate the dispute, then the dispute shall be settled by arbitration. Such arbitration shall be conducted at Boston, Massachusetts, under the rules then obtaining of the American Arbitration Association. There shall be a board of three arbitrators, one appointed by the Landlord, one appointed by the Tenant and a third selected by the two so named. The arbitrators shall have no power to add to, sub-
tract from or modify any of the terms or conditions of this Lease Agreement. The award of the arbitrators shall be final and binding and conclusive on the parties, provided, however, that nothing herein contained shall limit Tenant's
         --------  -------
right to exercise the rights referred to in the last sentence of Section 14(a) hereof.

     24.  General Provisions.  (a) Words of any gender used herein shall be
          ------------------
construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires, (b) the terms and provisions of this Lease Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, permitted assigns and legal representatives; (c) the headings used herein are for reference purposes only and do not affect the meaning or construction hereof;
(d) this Lease Agreement may not be altered or amended and no waiver of any of the provisions hereof shall be effective except by an instrument in writing signed by both parties hereto; (e) all notices, consents, waivers or demands hereunder shall be in writing and shall be delivered or mailed by Registered or Certified mail, postage paid, to the party to whom given at the address setforth above or at such other address as such party may specify in accordance with this clause; (f) if any provision of this Lease Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Lease Agreement shall not in any way be affected or impaired thereby; (g) this Lease Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts;
(h) each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease Agreement and agrees to indemnify and hold the other harmless from and against any claims, liabilities or losses (including attorney's fees) arising out of a breach of this warranty; (i) Landlord and Tenant shall each have the right to contest in good faith the validity or amount of any tax, assessment, license fee, excise fee and other charge for which it is responsible under this Lease Agreement provided that no contest by Tenant may be undertaken unless Tenant shall, upon Landlord's request, deposit with Landlord adequate and sufficient security against any loss or damage which may ensue or involve the reasonable possibility of forfeiture, sale or disturbance of Landlord's interest in the Premises and that upon the final determination of any contest by Tenant, Tenant shall immediately pay and satisfy the amount found to be due, together with any costs, penalties and interest. (j) In any case where either party hereto is required to do any act, other than the making of any payment of Rental, the time for performance thereof shall be extended for a period equal to any delay caused by or resulting from any act of God, war, civil commotion, fire, casualty, labor difficulties, shortages of labor, materials or equipment, governmental regulations or other causes beyond such party's reasonable control, to the extent that the perfor-mance of such obligation was actually prevented thereby.
(k) This instrument constitutes the entire agreement between the parties relating to the subject matter hereof and supercedes all prior negotiations, contracts or understandings; Tenant acknowledges that except for the Specifications and the provisions of Section 8 hereof, it has not been induced to enter into this Lease Agreement based on any representations made by Landlord.

     EXECUTED as of the date first hereinabove stated.

SPI-TRUST                               MILLIPORE CORPORATION


By  /s/ Roger S. Little                 By /s/ Geoffrey Nunes
  -----------------------------           ---------------------------
  Roger Little, Trustee                   Sr Vice President

                         COMMONWEALTH OF MASSACHUSETTS


Middlesex, ss.

     On this 25/th/ day of November, 1985, before me personally appeared Roger Little, to me known to the person who executed the foregoing instrument in behalf of SPI-Trust, and acknowledged that he executed the same as the free act and deed of said SPI-Trust.

                                        /s/ Peter W. Walcott
                                        ------------------------------
[Notarial Seal]                         Notary Public
                                        My Commission Expires: 7/30/87




                         COMMONWEALTH OF MASSACHUSETTS

Middlesex, ss.

     On this 25/th/ day of November, 1985, before me appeared Geoffrey Nunes, who being duly sworn, did say that he is the Senior Vice President of Millipore Corporation and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its board of directors, and said Geoffrey Nunes acknowledged said instrument to be the free act and deed of said corporation.


                                        /s/ Peter W. Walcott
                                        ------------------------------
[Notarial Seal]                         Notary Public
                                        My Commission Expires 7/30/87

                                   EXHIBIT A
                          Description of the Premises

The Premises contain a total of 14.4 acres and is comprised of the following parcels of land:

1. That certain parcel of land on the Westerly side of Wiggins Avenue in Bedford, Middlesex County, Massachusetts, being shown as Parcels C & D on a plan entitled "Plan of Land in Bedford, Mass. Owned by Moore & MacLeod" drawn by Joseph W. Moore Inc., dated November 27, 1968, and recorded in the Middlesex South District Registry of Deeds in Book 11622, Page 408, containing together 6.27 acres.

     Being the Premises conveyed to SPI-Trust by deed of James M. Fiore, dated August 11, 1978, and recorded with said deeds in Book 13513, Page 256.

2. That certain parcel of land on the westerly side of said Wiggins Avenue being shown as Parcel B on a plan entitled "Plan of Land in Bedford, Mass. owned by Moore & MacLeod" drawn by Joseph W. Moore, Inc., dated Oct. 21, 1967, and recorded with Middlesex South District Registry of Deeds in Plan Book 11450 as Plan 109 and bounded and described as follows:

     NORTHWESTERLY by Wiggins Avenue, as shown on said plan, 179.08 feet; SOUTHEASTERLY by land of Griffith Realty Trust, as shown on said plan,
          608.30 feet;
     SOUTHWESTERLY by Parcel A, as shown on said plan, 408.95 feet; NORTHWESTERLY by Parcel A, as shown on said plan, 597.61 feet; and NORTHEASTERLY by Parcel A, as shown on said plan, 42.01 feet.

     Containing an area of 4.135 acres, according to said plan.

     Being the premises conveyed to SPI-Trust by deed of Edmund H. Carnevale, Charles A. Ziegler and David Chleck, dated April 30, 1976, and recorded with said Deeds in Book 12970, Page 629.

3. That certain parcel of land on the Westerly side of said Wiggins Avenue, being shown as Parcel E on a plan entitled "Plan of Land in Bedford, Mass. Owned by Moore & MacLeod" drawn by Joseph W. Moore, Inc., dated November 27, 1968, and recorded in the Middlesex South District Registry of Deeds in Book 11622, Page 408, containing 4.03 acres.

     Being the Premises conveyed to Roger G. Little, Trustee of SPI-Trust by deed of Saint John's Preparatory School, dated December 10, 1982 and recorded with said Deeds in Book 14818, Page 412.

                                   EXHIBIT B

    List of Plans, drawings and construction specifications constituting the Specifications.

                                                                      LAST
                                                                      REVISION
PLAN NAME                     PREPARED BY           PRINT #           DATE
---------                     -----------           -------           -----
SITE PLAN                     JOSEPH W. MOORE CO.                     10/15/85
SITE PLAN AMMEND.             JOSEPH W. MOORE CO.                      3/17/85
CAFETERIA & KITCHEN PLANS     LEONARD S. PHILLIPS   SKE-1               8/6/85
CONF. ROOM & LOBBY                      "           SKE-2             11/21/85
FIRE PROTECTION DETAIL & NOTES          "           A1-C               5/30/85
PART PLAN - FIRST FLOOR                 "           A-1                9/10/85
"           "                           "           A-2                9/11/85
"           SECOND FLOOR                "           A-3                4/30/85
"           "                           "           A-4                9/10/85
ROOF PLAN & DETAILS                     "           A-5                5/30/85
ELEVATIONS                              "           A-6                7/18/85
"                                       "           A-7                7/18/85
WALL SECTIONS                           "           A-8                7/18/85
SECTIONS & DETAIL                       "           A-9                7/18/85
DETAIL & GREENHOUSE ENTRY               "           A-10               5/30/85
WINDOW DETAILS & ELEVATION              "           A-11               7/18/85
ELEVATOR DETAILS                        "           A-12               5/30/85
METAL STAIR DETAILS                     "           A-13               7/18/85
STAIR SECTIONS & DETAIL                 "           A-14               7/18/85
1/4 TOILET PLAN & ELEVATIONS            "           A-15               9/10/85
ROOM FINISH SCHEDULE & DETAIL           "           A-16               9/10/85
DOOR SCHEDULE                           "           A-17               9/11/85
REFLECTED CEILING PLAN                  "           A-18               9/10/85
ELECTRICAL SITE PLAN                    "           E-1                 8/6/85
"          LIGHTING PLAN                "           E-2                 8/6/85
"          "                            "           E-3                8/28/85
"          "                            "           E-4                5/30/85
"          "                            "           E-5                5/30/85

                               -----------------

                                                                       LAST
                                                                       REVISION
PLAN NAME                       PREPAREDED BY            PRINT #       DATE
---------                       -------------            -------       ----
ELECTRICAL POWER PLAN                "                   E-6           8/6/85
"          "                         "                   E-7           8/28/85
"          "                         "                   E-8           8/6/85
"          "                         "                   E-9           5/30/85
ELECTRICAL DIAGRAMS & SCHEDULE       "                   E-10          8/6/85
FIRST FLOOR PLAN                     "                   E-11          4/30/85
SECOND FLOOR HVAC              SED ASSOCIATES            M-3           8/10/85
HVAC SCHEDULE & DETAIL               "                   M-5           8/10/85
FIRST FLOOR PLUMBING                 "                   P-1           7/26/85
"          "                         "                   P-2           7/26/85
SECOND FLOOR PLUMBING                "                   P-3           6/5/85
"          "                         "                   P-4           6/5/85
ISOMETRIC PIPING DIAGRAM             "                   P-5           4/3/85
CAFETERIA PLUMBING PLANS             "                   P-6           9/26/85
FIRST FLOOR PLAN               LEONARD S. PHILLIPS       A1-a          7/18/85
SECOND FLOOR PLAN                    "                   A1-b          9/11/85
FIRST FLOOR PLAN HVAC          SED ASSOCIATES            M-1          10/11/85
"          "                         "                   M-2          10/11/85
SECOND FLOOR HVAC                    "                   M-4          10/11/85
HVAC SCHEDULE & DETAILS        SED ASSOCIATES            M-5          10/11/85
                               EASTERN BAKERY SUPPLY     1062          4/30/85
SECOND FLOOR REFLECT. CEILING  LEONARD S. PHILLIPS       SK-24         9/11/85
LANDSCAPE PLAN - PAVING              "                   SK-L100       7/30/85
RENOVA. TO EXISTING BUILDING         "                   SK-100        5/30/85
EXHAUST CURB & VENDING DETAILS EASTERN BAKERY SUPPLY     SK-26         9/25/85
FOUNDATION & FIRST FLOOR PLAN  LEONARD S. PHILLIPS       S-1           5/30/85
"          "                         "                   S-2           5/30/85
CONCRETE SECTION & DETAILS           "                   S-3           5/30/85
CONCRETE DOCK SECTION                "                   S-4           1/11/85
SECOND FLOOR FRAMING PLAN            "                   S-5           2/14/85
"          "                         "                   S-6           2/14/85

                               ----------------
                                                                      LAST
                                                                      REVISION
PLAN NAME                             PREPAREDED BY    PRINT #        DATE
---------                             -------------    -------        ----

ROOF FRAMING PLAN                            "         S-7            2/14/85
"         "                                  "         S-8            1/30/85
STRUCTURAL STEEL SECTION                     "         S-9            1/11/85
MISC. STEEL FRAMING DETAILS                  "         S-10           5/15/85
ADDED SUPPORTS TO EXIST ROOF STRUCT.         "         S-11           5/13/85

                      FIRST AMENDMENT TO LEASE AGREEMENT

     Reference is made to a certain Lease Agreement (hereinafter the "Lease Agreement") made and entered into as of the 25th day of November, 1985, by and between Roger G. Little, Trustee of SPI-Trust, under a declaration of trust, dated May 3, 1976, and recorded with Middlesex South District Registry of Deeds, Book 12970, Page 625, having a mailing address at Patriots Park, Bedford, Massachusetts 01730 (the "Landlord") and Millipore Corporation, a Massachusetts Corporation, with an address at 80 Ashby Road, Bedford, Massachusetts 01730 (the "Tenant").

     In consideration of the mutual promises and agreements herein contained Landlord and Tenant hereby agree that the following Paragraph 25 shall be added to the Lease Agreement as of the date first above written.

          25.   Hazardous Waste. Tenant agrees that it shall not dispose of
                ---------------
          hazardous waste, defined as such by any applicable law or ordinance, upon the Premises. Tenant further agrees that it shall indemnify, defend and hold Landlord harmless of and from any breach of this covenant provided, however, that notwithstanding the foregoing, Tenant
                   --------  -------
          shall not be responsible for any such hazardous waste disposed of upon the Premises prior to the date of Tenant's occupancy and Landlord agrees that Landlord shall indemnify, defend and hold harmless Tenant as aforesaid of and from any breach of this covenant. Tenant shall include this provision in any Sublease and the same shall be enforceable by and for the benefit of Landlord.

     In all other respects the Lease shall remain in full force and effect in accordance with its terms.

                                SPI-TRUST



                                By:  /s/ Roger G. Little
                                ----------------------------------
                                Roger G. Little as Trustee
                                and not individually

                                MILLIPORE CORPORATION



                                By:  /s/ Geoffrey Nunes
                                -----------------------------------
                                Title    Sr. Vice President

                         COMMONWEALTH OF MASSACHUSETTS

Middlesex, ss.

     On this 5th day of December   , 1985, before me personally appeared
Roger G. Little, to me known to be the person who executed the foregoing instrument in behalf of SPI-Trust, and acknowledged that he executed the same as the free act and deed of said SPI-Trust.


                                             /s/ Peter W. Walcott
                                             -------------------------------
[Notarial Seal]                              Notary Public
                                             My Commission Expires: 7/30/87



                         COMMONWEALTH OF MASSACHUSETTS

Middlesex, ss.

     On this 5th day of December , 1985, before me appeared Geoffrey Nunes, who being duly sworn, did say that he is the Senior Vice President of Millipore Corporation and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its board of directors, and said Geoffrey Nunes acknowledged said instrument to be the free act and deed of said corporation.


                                             /s/ Peter W. Walcott
                                             -------------------------------
[Notarial Seal]                              Notary Public
                                             My Commission Expires: 7/30/87